EXHIBIT 32.2

CERTIFICATION

In connection with the Annual Report of BioMimetic Therapeutics, Inc. (the “Company”) on Form 10-K/A (Amendment No.1 ) for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Larry Bullock, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Part I, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: July 23, 2010

/s/ Larry Bullock
Larry Bullock
Chief Financial Officer